AMENDMENT TO THE
ETF SERIES SOLUTIONS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 14th day of June, 2019, to the Fund Administration Servicing Agreement dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties to the Agreement desire to amend the Agreement to update the fee schedule and to add the Aptus Collared Income Opportunity ETF in the manner set forth herein; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit M is hereby superseded and replaced with Exhibit M attached hereto.

This amendment will become effective upon the commencement of operations of the Aptus Collared Income Opportunity ETF. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Michael D. Barolsky	By:	/s/ Anita M. Zagrodnik
Name: Michael D. Barolsky		Name: Anita M. Zagrodnik
Title: Vice President and Secretary		Title: Senior Vice President

Aptus

Exhibit M to the ETF Series Solutions Fund Administration Servicing Agreement

Name of Series
Aptus Behavioral Momentum ETF
Aptus Fortified Value ETF
Opus Small Cap Value Plus ETF
Opus International Small/Mid Cap ETF
Aptus Defined Risk ETF
Aptus Collared Income Opportunity ETF
Aptus Collared Income Opportunity ETF

Base Fee for Accounting, Administration, Transfer Agent & Account Services at June 2019

The following reflects the greater of the basis point fee or annual minimum1 where Aptus Capital Advisors acts as Adviser to the fund in the ETF Series Solutions Trust
Annual Minimum per Fund2    Basis Points on Trust AUM2

Funds 1-5	$[ ]	First $500m	[ ] bps
Funds 6-10	$[ ]	Next $500m	[ ] bps
Funds 11-15	$[ ]	Balance	[ ] bps
Funds 16+	$[ ]

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should “The Adviser” terminate this service agreement with U.S. Bank, N.A. prior to the end of the initial contract period, “The Adviser” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Adviser” launched a Fund on March 1, 2019 and terminated the relationship on June 30, 2020, “The Adviser” would owe would owe U.S. Bank up to 50% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody + $[ ] Distributor)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average. Fees are calculated pro rata and billed monthly

Aptus

Exhibit M (continued) to the ETF Series Solutions Fund - Administration Servicing Agreement
Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)

Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
▪$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps
▪$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪$[ ] – Interest Rate Swaps, Foreign Currency Swaps
▪$[ ] – Bank Loans
▪$[ ] – Swaptions, Intraday money market funds pricing, up to 3 times per day
▪$[ ] – Credit Default Swaps
▪$[ ] per Month Manual Security Pricing (>25per day)
NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for IDC data used to monitor corporate actions
▪$[ ] per Foreign Equity Security per Month
▪$[ ] per Domestic Equity Security per Month
▪$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee (subject to board approval)

▪	$[ ]00 fund 1

▪	$[ ] funds 2-5

▪	$[ ] funds 6+
▪$[ ] per sub-advisor
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
▪$[ ] per security per month for fund administrative
SEC Modernization Requirements
▪Form N-PORT – $[ ] per year, per Fund
▪Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting
▪$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
▪Additional 15c reporting is subject to additional charges
▪Standard data source – Morningstar; additional charges will apply for other data services
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Aptus

Exhibit M (continued) to the ETF Series Solutions Fund - Administration Servicing Agreement

OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)

Daily Compliance Services
▪Base fee – $[ ] per fund per year
▪Setup – $[ ] per fund group

Section 18 Daily Compliance Testing (for derivatives and leverage)
▪$[ ] set up fee per fund complex
▪$[ ] per fund per month

C- Corp Administrative Services
▪1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
▪1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]

Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ] Fees are calculated pro rata and billed monthly

Aptus

Exhibit M (continued) to the ETF Series Solutions Fund - Administration Servicing Agreement

Fund Start-up & Registration Services Project Fee Schedule

Legal Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
$[ ] per project – one fund
$[ ] per project – two funds
$[ ] per project – three funds
$[ ] per project – four funds Negotiated Fee – five funds and above

Additional fee of $[ ] per sub-advisor for 2 or more sub-advisors

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by advisor. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.

Additional Legal Administration Services
▪Subsequent new fund launch – $[ ] per fund or as negotiated
Drafting SEC exemptive order application for active and/or passively-managed ETF(s), multi-manager relief or other requested relief.
▪Negotiated fee
Ongoing Annual Legal Administration Services
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
▪$[ ] first fund
▪$[ ] each additional fund up to 5 funds
▪Fees negotiated for funds 6+
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
▪Postage, if necessary
▪Federal and state regulatory filing fees
▪Expenses from Board of Trustee meetings
▪Third party auditing
▪EDGAR/XBRL filing
▪All other Miscellaneous expenses
Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit.

Aptus Capital Advisors, LLC

By /s/ J.D. Gardner

Printed Name: J.D. Gardner

Title: Founder and Managing Member    Date: 06/17/2019

Aptus